Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR THIRD QUARTER FISCAL 2017

Revenue Increases 12% to $752 Million; Net Loss Attributable to Lionsgate Shareholders is $31 Million or Basic Net Loss per Common Share of $0.19

Adjusted Net Income Attributable to Lionsgate Shareholders is $34 Million or Adjusted Basic EPS of $0.21

Quarter Includes $52 Million in Restructuring and Other Costs Primarily Related to Starz Transaction, $28 Million Loss on Extinguishment of Debt

TV Production and Motion Picture Segment Profits Increase Sharply

SANTA MONICA, CA and VANCOUVER, BC, February 8, 2017 - Lionsgate (NYSE: LGF.A, LGF.B) today reported revenue of $752 million, net loss attributable to Lionsgate shareholders of $(31) million or basic net loss per common share of $(0.19), adjusted net income attributable to Lionsgate shareholders of $34 million or adjusted basic EPS of $0.21, and adjusted OIBDA of $84 million for the third quarter of fiscal 2017 (quarter ended December 31, 2016).

The quarter’s reported results included 23 days of operations from the combined entity following the December 8, 2016 close of Lionsgate’s acquisition of Starz.

“We’re pleased to report increased profits across our film, television and media networks divisions as well as another strong revenue performance from our Television Group,” said Lionsgate Chief Executive Officer Jon Feltheimer. “We’ve just completed one of our busiest and most productive quarters ever as we continue to scale our global content platform and integrate Starz into our operations. Our strong film and television offerings are now complemented by our Starz premium network that is becoming a “must-have” value proposition for the digital age.”

Revenue of $752 million for the quarter grew 12% from the prior-year quarter driven by solid gains in Television Production and the acquisition of Starz.

Segment profits at Motion Pictures increased 55% as reductions in direct operating expenses and distribution and marketing costs more than offset the decline in revenue from the prior year quarter.  Television Production segment profits increased 117% due to strong revenue and lower distribution and marketing costs.

The Company’s wide release of the blockbuster La La Land, which earned a record-tying 14 Academy Award nominations and has grossed over $270 million to date at the worldwide box office, occurred after the close of the December 31 quarter.  The financial impact of the film’s performance will be reflected in future quarters.

Net loss attributable to Lionsgate shareholders for the quarter of $(31) million or basic net loss per common share of $(0.19) on 161.4 million weighted average number of common shares outstanding compared to net income attributable to Lionsgate shareholders of $41 million or basic EPS of $0.27 on 149.5 million weighted average number of common shares outstanding during the prior year quarter.

Adjusted OIBDA of $84 million for the quarter increased from adjusted OIBDA of $24 million in the prior year quarter.  Adjusted net income attributable to Lionsgate shareholders of $34 million or adjusted basic EPS of $0.21 for the quarter compared to adjusted net income attributable to Lionsgate shareholders of $55 million or adjusted basic EPS of $0.37 in the prior year quarter.

Net loss and basic net loss per common share in the quarter was largely attributable to $52 million in restructuring and other costs in the quarter primarily associated with Lionsgate’s acquisition and integration of Starz, including $22 million of severance costs and $27 million of transaction-related costs.  The quarter also included a $28 million loss on extinguishment of debt in connection with the Starz transaction financing.  In addition, the quarter included a $20 million gain on Lionsgate’s investment in Starz stock.

Motion Picture segment revenues of $440 million declined 13% despite strong box office performances from Tyler Perry’s Boo! A Madea Halloween and Hacksaw Ridge, compared to a prior year quarter that included The Hunger Games: Mockingjay Part 2.  Additionally, Hacksaw Ridge was recorded on a net fee basis rather than gross revenue based on the Company’s distribution agreement.  Segment profit improved 55% driven by reductions in direct operating expenses and distribution and marketing expenses. Segment profit margins increased from 6.5% to 11.6% in the quarter.  Motion Picture segment profit on a combined pro forma basis (reflecting the integration of Starz for all periods) grew 67% in the quarter.

TV Production segment revenues increased 39% to $229 million, the second highest total ever, driven primarily by an increase in television deliveries including episodes of Orange is the New Black, the new series Dear White People and the three-hour musical event Dirty Dancing. Segment profit increased 117% to $26 million as higher revenues were further bolstered by a decrease in distribution and marketing expenses. Segment profit margins improved to 11.4% from 7.3% in the quarter. TV Production segment profit on a combined pro forma basis (reflecting the integration of Starz for all periods) grew 93% in the quarter.

Media Networks reported revenues of $85 million and segment profit of $33 million, representing segment profit margins of 39%. Results were not comparable due to the acquisition of Starz on December 8, 2016. On a combined pro forma basis (reflecting the integration of Starz for all periods) the segment grew revenues 3% in the quarter. Direct operating expenses on a combined pro forma basis were down 21% primarily related to original programming timing, driving combined pro forma segment profit up 94%.

Lionsgate’s backlog, or already contracted future revenue on the licensing of film and television product not yet recorded, was $1.4 billion at December 31, 2016.

Lionsgate senior management will hold its analyst and investor conference call to discuss its third quarter fiscal 2017 financial results at 5:00 PM ET/2:00 PM PT today, Wednesday, February 8.  Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via http://services.choruscall.com/links/lgf170208fsetOE9d.html. A full replay will be available later this afternoon, February 8, through Wednesday, February 15, by clicking the same link.

ABOUT LIONSGATE

Lionsgate (NYSE: LGF.A, LGF.B) is a vertically integrated next generation global content leader with a diversified presence in motion picture production and distribution, television programming and syndication, premium pay television networks, home entertainment, global distribution and sales, interactive ventures and games and location-based entertainment.
With the acquisition of Starz, Lionsgate adds to its portfolio of businesses the flagship STARZ premium pay network serving nearly 25 million subscribers and the STARZ ENCORE platform with over 31 million subscribers.  The combined company will operate five over-the-top (OTT) streaming services and the STARZ app delivering content directly to consumers.

The Company’s feature film business spans eight labels and includes the blockbuster Hunger Games franchise, the Now You See Me and John Wick series, the critically-acclaimed box office hit La La Land, which earned a record-tying 14 Academy Award® nominations, Hacksaw Ridge, Tyler Perry’s Boo! A Madea Halloween, CBS Films/Lionsgate’s Hell or High Water, Roadside Attractions' Manchester by the Sea, Codeblack Films’ breakout concert film Kevin Hart: Let Me Explain and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.
One of the largest independent television businesses in the world, Lionsgate’s slate of premium quality series encompasses nearly 90 shows on more than 40 different networks.  These include the ground-breaking Orange is the New Black, the fan favorite Nashville, the syndication success The Wendy Williams Show, the hit drama The Royals, the acclaimed Casual, the breakout success Greenleaf and hit Starz series including Outlander, Black Sails, Survivor’s Remorse and Power, the second highest-rated premium pay television series of 2016.
Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates.  Lionsgate handles a prestigious and prolific library of more than 16,000 motion picture and television titles that is an important source of recurring revenue and serves as a foundation for the growth of the Company's core businesses. The Lionsgate, Summit Entertainment and Starz brands are synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com

***
For further information, Investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For Media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships, including those resulting from the recent acquisition of Starz; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; diversion of management’s attention from ongoing business operations and opportunities; our ability to complete the integration of Starz successfully; litigation relating to the transaction; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website
The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, which will be posted on the Company’s website at www.lionsgate.com/corporate/reports/sec-filings, when filed with the Securities and Exchange Commission.  Trending schedules containing certain financial information will also be available at www.lionsgate.com/corporate/reports.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016	March 31, 2016
	(Amounts in millions, except share amounts)
ASSETS
Cash and cash equivalents	$595	$58
Restricted cash	3	3
Accounts receivable, net	777	570
Program rights	236	—
Other current assets	259	237
Total current assets	1,870	868
Investment in films and television programs and program rights, net	1,816	1,458
Property and equipment, net	168	43
Investments	357	464
Intangible assets	2,024	11
Goodwill	2,734	535
Other assets	405	321
Deferred tax assets	6	134
Total assets	$9,380	$3,834
LIABILITIES
Accounts payable and accrued liabilities	531	355
Participations and residuals	499	437
Film obligations and production loans	257	663
Debt - short term portion	118	40
Deferred revenue	180	246
Total current liabilities	1,585	1,741
Debt	3,457	825
Participations and residuals	304	170
Film obligations and production loans	162	52
Other liabilities	33	23
Dissenting shareholders' liability	886	—
Deferred revenue	76	82
Deferred tax liabilities	461	—
Redeemable noncontrolling interest	94	91
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Class A voting common shares, no par value, 500,000,000 shares authorized, 78,811,162 shares issued (March 31, 2016 - no shares issued)	582	—
Class B non-voting common shares, no par value, 500,000,000 shares authorized, 120,964,447 shares issued (March 31, 2016 - no shares issued)	1,813	—
Common shares, no par value, 500,000,000 shares authorized, no shares issued (March 31, 2016 - 146,785,940 shares issued)	—	886
Retained earnings (accumulated deficit)	(52)	8
Accumulated other comprehensive loss	(21)	(44)
Total shareholders’ equity	2,322	850
Total liabilities and shareholders’ equity	$9,380	$3,834

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions, except per share amounts)
Revenues	$752	$671	$1,945	$1,556
Expenses:
Direct operating	430	404	1,183	927
Distribution and marketing	175	203	522	428
General and administration	89	57	235	180
Depreciation and amortization	13	3	23	7
Restructuring and other	52	13	70	18
Total expenses	759	680	2,033	1,560
Operating loss	(7)	(9)	(88)	(4)
Other expenses (income):
Interest expense
Cash interest	24	12	50	33
Discount and financing costs amortization	3	2	8	7
Total interest expense	27	14	58	40
Interest and other income	(1)	—	(4)	(2)
Gain on Starz investment	(20)	—	(20)	—
Loss on extinguishment of debt	28	—	28	—
Total other expenses, net	34	14	62	38
Loss before equity interests and income taxes	(41)	(23)	(150)	(42)
Equity interests income (loss)	(2)	11	11	29
Loss before income taxes	(43)	(12)	(139)	(13)
Income tax benefit	(12)	(45)	(92)	(44)
Net income (loss)	(31)	33	(47)	31
Less: Net loss attributable to noncontrolling interest	—	8	—	8
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$(31)	$41	$(47)	$39

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income (loss) per common share	$(0.19)	$0.27	$(0.31)	$0.26
Diluted net income (loss) per common share	$(0.19)	$0.26	$(0.31)	$0.26

Weighted average number of common shares outstanding:
Basic	161.4	149.5	152.2	148.5
Diluted	161.4	159.4	152.2	154.4

Dividends declared per common share	$—	$0.09	$0.09	$0.25

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Operating Activities:
Net income (loss)	$(31)	$33	$(47)	$31
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13	3	23	7
Amortization of films and television programs and program rights	313	294	902	655
Discount and financing costs amortization	3	2	8	7
Non-cash share-based compensation	29	13	74	47
Other non-cash items	1	1	4	1
Distribution from equity method investee	14	—	14	—
Gain on Starz investment	(20)	—	(20)	—
Loss on extinguishment of debt	28	—	28	—
Equity interests income	2	(11)	(11)	(29)
Deferred income taxes	(22)	(52)	(109)	(55)
Changes in operating assets and liabilities:
Accounts receivable, net	(30)	(49)	59	(37)
Investment in films and television programs and program rights, net	(213)	(236)	(660)	(771)
Other assets	(2)	—	(6)	(2)
Accounts payable and accrued liabilities	86	27	79	(8)
Participations and residuals	81	32	126	77
Film obligations	4	(19)	24	(30)
Deferred revenue	(36)	20	(72)	(4)
Net Cash Flows Provided By (Used In) Operating Activities	220	58	416	(111)
Investing Activities:
Investment in equity method investees and other	(8)	(1)	(13)	(4)
Distributions from equity method investees	—	—	2	—
Purchase of Starz, net of cash acquired of $73	(1,057)	—	(1,057)	—
Purchase of Pilgrim Media Group, net of cash acquired of $16	—	(127)	—	(127)
Capital expenditures	(10)	(7)	(16)	(14)
Net Cash Flows Used In Investing Activities	(1,075)	(135)	(1,084)	(145)
Financing Activities:
Debt - borrowings	3,507	190	3,961	262
Debt - repayments	(1,988)	(190)	(2,302)	(238)
Production loans - borrowings	79	139	231	510
Production loans - repayments	(249)	(128)	(623)	(241)
Dividends paid	—	(13)	(27)	(34)
Distributions to noncontrolling interest	(3)	—	(6)	—
Exercise of stock options	—	1	1	6
Tax withholding required on equity awards	(5)	(4)	(32)	(23)
Net Cash Flows Provided By (Used In) Financing Activities	1,341	(5)	1,203	242
Net Change In Cash And Cash Equivalents	486	(82)	535	(14)
Foreign Exchange Effects on Cash	—	—	2	(1)
Cash and Cash Equivalents - Beginning Of Period	109	170	58	103
Cash and Cash Equivalents - End Of Period	$595	$88	$595	$88

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

On December 8, 2016, pursuant to the Agreement and Plan of Merger dated June 30, 2016, Lionsgate and Starz consummated the merger whereby Lionsgate acquired Starz for a combination of cash and common stock (the “Starz Merger”). Certain supplemental financial information related to this transaction is presented below:

Restructuring and Other: Restructuring and other includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable, and were as follows for the three and nine months ended December 31, 2016 and 2015:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Restructuring and other:
Severance(1)
Cash	$22	$—	$24	$—
Accelerated vesting on equity awards	—	—	2	—
Total severance costs	22	—	26	—
Transaction related costs(2)	27	12	39	14
Pension withdrawal costs(3)	—	—	—	3
Other	3	1	5	1
	$52	$13	$70	$18
_______________________

(1)
Severance costs were primarily related to workforce reductions for redundancies in connection with the Starz Merger. Of the severance costs, $21 million is recorded as a liability and is expected to be paid within one-year from December 31, 2016.

(2)
Transaction related costs in the three and nine months ended December 31, 2016 represented primarily legal and professional fees, and other transaction related costs associated with the Starz Merger. Transaction related costs in the three and nine months ended December 31, 2015 represented professional fees associated with certain strategic transactions including, among others, the acquisition of a majority interest in Pilgrim Media Group and certain shareholder transactions.

(3)	Pension withdrawal costs in the nine months ended December 31, 2015 were related to an underfunded multi-employer pension plan in which the Company is no longer participating.

Gain on Starz Investment: Gain on Starz investment of $20 million in the three and nine months ended December 31, 2016 represents a gain recognized for the difference between the fair value on the date of the Starz Merger (December 8, 2016) of the Starz available-for-sale securities already owned by Lionsgate and the original cost of the Starz available-for-sale securities.

Loss on Extinguishment of Debt: Loss on extinguishment of debt of $28 million in the three and nine months ended December 31, 2016 related to the extinguishment of debt in connection with the Starz Merger financing.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker. Following the Starz Merger, the Company has added a new segment from the Starz business and realigned business operations within Lionsgate and Starz under three reporting segments and made some changes in what is included and excluded from segment profit.
The Company previously had two reportable business segments, consisting of the Motion Pictures and Television Production segments. Beginning in the period ended December 31, 2016, the Company now manages and reports its operating results in three reportable business segments: (1) Motion Pictures, (2) Television Production and (3) Media Networks.
As a result, the Company has presented prior period segment data in a manner that conforms to the current period presentation (see further discussion below).
Motion Pictures consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. As a result of the Starz Merger, beginning December 8, 2016, the Motion Pictures segment includes Starz's third-party distribution business, which is substantially the same as the Motion Pictures existing business.
Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming.
Media Networks (which was previously not a reportable segment) consists of the licensing of premium subscription video programming to U.S. multichannel video programming distributors ("MVPDs") including cable operators, satellite television providers, telecommunication companies, and online video providers, and the licensing of the Media Networks' original series programming to subscription video-on-demand (“SVOD”) services, international television networks, home entertainment and other ancillary markets. In connection with the Starz Merger, the Company moved its start-up direct to consumer streaming services on its SVOD platforms under the Media Networks segment.
Following the Starz Merger, beginning in the quarter ended December 31, 2016, the Company has revised what it will include and exclude from segment profit (loss), the primary measure used by management to evaluate segment performance. Segment profit (loss) continues to be defined as gross contribution (segment revenues, less segment direct operating and distribution and marketing expense) less segment general and administration expenses. However, segment general and administrative expenses will include annual bonuses whether granted in stock or paid in cash, which were previously included in corporate general and administrative expenses and stock-based compensation, respectively. In addition, segment profit will no longer exclude start-up costs of direct to consumer streaming services on its SVOD platforms, non-cash imputed interest charge, and backstopped prints and advertising ("P&A") expense. Segment profit will continue to exclude purchase accounting and related adjustments. As a result of the changes to the segments and definition of segment profit, the Company has presented prior period segment data in a manner that conforms to the current period presentation.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED SEGMENT INFORMATION (Continued)

Segment information by business unit is presented in the table below. The Media Networks segment reflects the Starz network business from the date of acquisition (December 8, 2016), and the Lionsgate direct to consumer streaming services on SVOD platforms for the historical periods presented.

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Segment revenues
Motion Pictures	$440	$506	$1,266	$1,135
Television Production	229	165	595	421
Media Networks	85	—	86	—
Intersegment eliminations	(2)	—	(2)	—
	$752	$671	$1,945	$1,556
Gross contribution
Motion Pictures	$77	$51	$153	$157
Television Production	33	17	70	49
Media Networks	41	(1)	29	(1)
Intersegment eliminations	(1)	—	(1)	—
	$150	$67	$251	$205
Segment general and administration
Motion Pictures	$26	$18	$74	$60
Television Production	7	5	23	15
Media Networks	8	3	14	3
	$41	$26	$111	$78
Segment profit (loss)
Motion Pictures	$51	$33	$79	$97
Television Production	26	12	47	34
Media Networks	33	(4)	15	(4)
Intersegment eliminations	(1)	—	(1)	—
	$109	$41	$140	$127

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED SEGMENT INFORMATION (Continued)

The reconciliation of total segment profit to Adjusted OIBDA (defined under Use of Non-GAAP Measures section following) and operating loss is as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Company’s total segment profit	$109	$41	$140	$127
Corporate general and administrative expenses	(25)	(17)	(68)	(54)
Adjusted OIBDA	84	24	72	73
Adjusted depreciation and amortization(1)	(4)	(3)	(13)	(7)
Restructuring and other(2)	(52)	(13)	(70)	(18)
Adjusted share-based compensation expense(3)	(22)	(13)	(52)	(48)
Purchase accounting and related adjustments(4)	(13)	(4)	(25)	(4)
Operating loss	$(7)	$(9)	$(88)	$(4)
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our unaudited condensed consolidated statement of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in the acquisition of Starz and Pilgrim Media Group which are included in the purchase accounting and related adjustments line item above.

(2)	Restructuring and other includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable.

(3)
Adjusted share-based compensation expense represents share-based compensation excluding (i) immediately vested stock awards granted as part of our annual bonus program issued in lieu of cash bonuses, which are included in segment and corporate general and administrative expenses, and (ii) the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, when included in restructuring and other expenses.

(4)
Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to the assets and liabilities acquired in the acquisition of Starz and Pilgrim Media Group. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$3	$3	$11	$3
General and administrative expense	1	1	4	1
Depreciation and amortization	9	—	10	—
	$13	$4	$25	$4

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED SEGMENT INFORMATION (Continued)
The following table sets forth revenues and segment profit by product line for the Media Networks segment for the three and nine months ended December 31, 2016 and 2015:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Media Networks Revenue:
Starz Networks	$83	$—	$83	$—
Content and Other	1	—	1	—
Streaming Services(1)	1	—	2	—
	$85	$—	$86	$—
Media Networks Segment Profit:
Starz Networks	$38	$—	$38	$—
Content and Other	—	—	—	—
Streaming Services(1)	(5)	(4)	(23)	(4)
	$33	$(4)	$15	$(4)
___________________

(1)	Streaming Services represents the Lionsgate legacy start-up direct to consumer streaming service initiatives on SVOD platforms which are now included in the Media Networks segment.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED COMBINED SEGMENT INFORMATION
The following table sets forth segment information on a combined basis as if the Starz Merger and our segment reorganization occurred on April 1, 2015:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Segment revenues
Motion Pictures	$473	$583	$1,386	$1,333
Television Production	231	167	601	426
Media Networks	362	352	1,088	1,054
Intersegment eliminations	(5)	(2)	(7)	(2)
	$1,061	$1,100	$3,068	$2,811
Gross contribution
Motion Pictures	$83	$57	$166	$175
Television Production	35	20	76	55
Media Networks	153	98	414	381
Intersegment eliminations	(3)	(2)	(4)	(2)
	$268	$173	$652	$609
Segment general and administration
Motion Pictures	$28	$24	$88	$72
Television Production	8	5	27	18
Media Networks	31	35	92	87
	$67	$64	$207	$177
Segment profit (loss)
Motion Pictures	$55	$33	$79	$103
Television Production	27	14	48	37
Media Networks	122	63	323	294
Intersegment eliminations	(3)	(2)	(4)	(2)
	$201	$108	$446	$432

NOTE: The amounts above were determined by combining the historical financial information of Lionsgate and Starz for each respective period, applying the new Lionsgate segment structure, and applying the acquisition related accounting from December 8, 2016 through December 31, 2016. However, the effects of purchase accounting are not part of the definition of segment profit, and have been excluded accordingly. In addition, the combined information does not apply any operating costs synergies. The amounts are presented for illustrative purposes and are not necessarily indicative of the combined financial results that might have been achieved for the periods had the acquisition taken place on April 1, 2015, nor are they indicative of the future combined results of Lionsgate and Starz.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED COMBINED SEGMENT INFORMATION (Continued)

The reconciliation of total combined segment profit to combined Adjusted OIBDA (defined under Use of Non-GAAP Measures section following) and combined operating income is as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Company’s total segment profit	$201	$108	$446	$432
Corporate general and administrative expenses	(25)	(17)	(68)	(54)
Adjusted OIBDA	176	91	378	378
Adjusted depreciation and amortization(1)	(8)	(8)	(27)	(22)
Restructuring and other(2)	(75)	(13)	(104)	(18)
Adjusted share-based compensation expense(3)	(27)	(21)	(69)	(71)
Purchase accounting and related adjustments(4)	(13)	(4)	(25)	(4)
Operating income	$53	$45	$153	$263
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our unaudited condensed consolidated statement of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in the acquisition of Starz (for the period from December 8, 2016 through December 31, 2016) and Pilgrim Media Group which are included in the purchase accounting and related adjustments line item above.

(2)	Restructuring and other includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable.

(3)
Adjusted share-based compensation expense represents share-based compensation excluding (i) immediately vested stock awards granted as part of our annual bonus program issued in lieu of cash bonuses, which are included in segment and corporate general and administrative expenses, and (ii) the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, when included in restructuring and other expenses.

(4)
Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to the assets and liabilities acquired in the acquisition of Starz (for the period from December 8, 2016 through December 31, 2016) and Pilgrim Media Group. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$3	$3	$11	$3
General and administrative expense	1	1	4	1
Depreciation and amortization	9	—	10	—
	$13	$4	$25	$4

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED COMBINED SEGMENT INFORMATION (Continued)
The following table sets forth revenues by product line on a combined basis for the Media Networks segment for the three and nine months ended December 31, 2016 and 2015:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Media Networks Revenue:
Starz Networks	$343	$328	$1,035	$990
Content and Other	18	24	52	63
Streaming Services(1)	1	—	1	1
	$362	$352	$1,088	$1,054
Media Networks Segment Profit:
Starz Networks	$129	$60	$347	$288
Content and Other	(1)	7	—	10
Streaming Services(1)	(6)	(4)	(24)	(4)
	$122	$63	$323	$294
___________________

(1)	Streaming Services represents the Lionsgate legacy start-up direct to consumer streaming service initiatives on SVOD platforms which are now included in the Media Networks segment.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted stock-based compensation ("adjusted SBC"), purchase accounting and related adjustments, and restructuring and other costs.

•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our unaudited condensed consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with the acquisition of Starz and Pilgrim Media Group. This is for presentational purposes, such that the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.

•
Adjusted stock-based compensation represents stock-based compensation excluding immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses and the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, when included in restructuring and other expenses.

•	Restructuring and other costs would generally include restructuring costs, such as severance, contract termination, or asset impairments, transaction related costs, and unusual gains and losses.

•	Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to the assets and liabilities acquired in the acquisition of Starz and Pilgrim Media Group.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Free Cash Flow: Free cash flow is defined as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans, and plus or minus excess tax benefits on stock-based compensation awards if applicable. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for stock-based compensation, purchase accounting and related adjustments, restructuring and other items, loss on extinguishment of debt, and unusual gains or losses, net of the tax effect of the adjustments at the applicable statutory rate and net of the impact of the adjustments on non-controlling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

Legacy Adjusted EBITDA: Represents earnings before interest, income tax provision or benefit, and depreciation and amortization, adjusted for all stock-based compensation, purchase accounting and related adjustments, restructuring and other items, loss on extinguishment of debt, non-cash imputed interest charge, start-up losses of new business initiatives, loss on extinguishment of debt, and backstopped prints and advertising expense. Legacy Adjusted EBITDA was a non-GAAP measure used by the Company prior to the Starz Merger. This measure is presented for historical reference and for comparison to the Company's previous non-GAAP measure.

•
Start-up losses of new business initiatives represent losses associated with the Company's direct to consumer initiatives including its subscription video-on-demand platforms and Atom Tickets, the first-of-its-kind theatrical mobile ticketing platform and app. Certain of these initiatives are equity method investees, while the others are consolidated entities.

•
Backstopped prints and advertising expense ("P&A") represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES (Continued)

to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred and expensed net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e., the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure).

•	Non-cash imputed interest charge represents a charge associated with the interest cost of long-term accounts receivable for Television Production licensed product that become due beyond one-year.

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted EPS is considered an important measure of the Company’s business operations as, similar to Adjusted OIBDA, this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses. Adjusted EBITDA is the Company’s legacy non-GAAP financial measure and is similar to Adjusted OIBDA , however, it includes income or loss from equity method investees and adjusts for the additional items as listed above and is helpful in making historical comparisons and reflective of the performance of its equity method investees.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principle. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ADJUSTED OIBDA (NEW MEASURE) TO
ADJUSTED EBITDA (LEGACY MEASURE) AND NET INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Adjusted OIBDA	$84	$24	$72	$73
Bonus related stock-based compensation(1)	7	—	20	—
Backstopped prints and advertising expense	16	12	24	5
Start-up losses of new business initiatives(2)	11	7	31	10
Non-cash imputed interest charge	2	—	3	—
Gain on Starz investment	20	—	20	—
Equity interest income (loss)	(2)	11	11	29
Adjusted EBITDA	138	54	181	117

Stock-based compensation	(29)	(13)	(72)	(48)
Restructuring and other	(52)	(13)	(70)	(18)
Purchase accounting and related adjustments	(13)	(4)	(25)	(4)
Loss on extinguishment of debt	(28)	—	(28)	—
Start-up losses of new business initiatives(2)	(11)	(7)	(31)	(10)
Backstopped prints and advertising expense	(16)	(12)	(24)	(5)
Non-cash imputed interest charge	(2)	—	(3)	—
	(13)	5	(72)	32

Adjusted depreciation and amortization	(4)	(3)	(13)	(7)
Interest, net	(26)	(14)	(54)	(38)
Income tax provision (benefit)	12	45	92	44
Net income (loss)	$(31)	$33	$(47)	$31

____________________
NOTE: See discussion under Use of Non-GAAP Financial Measures section above for definitions of the nature of the adjustments.

(1)
Bonus related stock-based compensation represents stock-based compensation for immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses, which are included in Adjusted OIBDA and segment and corporate general and administrative expenses.

(2)
Start-up losses on new business initiatives predominantly represent the Lionsgate legacy start-up direct to consumer streaming initiatives on SVOD platforms, and Atom Tickets, the first-of-its-kind theatrical mobile ticketing platform and app, and Playco, a STARZ-branded online SVOD service in the Middle East and North Africa, which are both equity method investees.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$220	$58	$416	$(111)
Capital expenditures	(10)	(7)	(16)	(14)
Net borrowings under and (repayment) of production loans	(170)	11	(392)	269
Free Cash Flow, as defined	$40	$62	$8	$144

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Amounts in millions)
Reported Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(31)	$41	$(47)	$39
Adjusted share-based compensation expense	22	13	52	48
Restructuring and other	52	13	70	18
Purchase accounting and related adjustments	13	4	25	4
Gain on Starz investment	(20)	—	(20)	—
Loss on extinguishment of debt	28	—	28	—
Tax impact of above items(1)	(28)	(7)	(48)	(22)
Noncontrolling interest impact of above items	(2)	(9)	(6)	(9)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$34	$55	$54	$78

Reported Basic EPS	$(0.19)	$0.27	$(0.31)	$0.26
Impact of adjustments on basic earnings (loss) per share	0.40	0.10	0.66	0.27
Adjusted Basic EPS	$0.21	$0.37	$0.35	$0.53

Reported Diluted EPS	$(0.19)	$0.26	$(0.31)	$0.26
Impact of adjustments on diluted earnings (loss) per share	0.39	0.09	0.64	0.25
Adjusted Diluted EPS(2)	$0.20	$0.35	$0.33	$0.51

Adjusted weighted average number of common shares outstanding:
Basic	161.4	149.5	152.2	148.5
Diluted	175.4	159.4	162.4	158.5
_________________________

(1)	Represents the tax impact of the adjustments to net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, calculated using the statutory tax rate applicable to each adjustment.

(2)
Adjusted diluted net income attributable to Lions Gate Entertainment Corp. shareholders for diluted EPS includes the add-back of interest expense on the convertible notes, net of tax assuming conversion of the notes at the beginning of each period presented when dilutive.